Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Fourth quarter GAAP net income of $17.2 million or $0.36 per diluted common share and
Distributable Earnings(1) of $19.4 million or $0.41 per diluted common share

Full year GAAP net income of $60.5 million or $1.42 per diluted common share and
Distributable Earnings(1) of $66.0 million or $1.55 per diluted common share

Closed record $1.4 billion of new loan commitments in 2021

- Subsequent to year ended December 31, 2021 -

Declared first quarter 2022 dividend of $0.33 per common share and a supplemental dividend of $0.02 per common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $17.2 million or $0.36 per diluted common share and Distributable Earnings(1) of $19.4 million or $0.41 per diluted common share for the fourth quarter of 2021. The Company reported GAAP net income of $60.5 million or $1.42 per diluted common share and Distributable Earnings(1) of $66.0 million or $1.55 per diluted common share for full year 2021.

“We generated strong earnings for both the fourth quarter and full year driven by record originations of $1.4 billion while maintaining stable credit quality and continuing to strengthen our balance sheet,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “Looking forward, the Company continues to benefit from the advantages of the Ares real estate platform. We are optimistic that 2022 will be another great year for the Company and our shareholders.”

“To support the increase in our investment activity and enhance our earnings throughout 2021, we raised accretive equity, scaled our balance sheet and further reduced our cost of capital,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation. “During 2021, the Company fully covered its regular and supplemental dividends through its Distributable Earnings and the Company declared the same level of regular and supplemental dividends for the first quarter.”

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(1) Distributable Earnings is a non-GAAP financial measure. Refer to Schedule I for the definition and reconciliation of Distributable Earnings.

2022 ANNUAL STOCKHOLDERS MEETING

The Board of Directors set March 25, 2022 as the record date for the Company’s 2022 Annual Meeting of Stockholders. The 2022 Annual Meeting of Stockholders will be held on May 25, 2022.

COMMON STOCK DIVIDEND

On November 3, 2021, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the fourth quarter of 2021. The fourth quarter 2021 dividend and supplemental cash dividend were paid on January 19, 2022 to common stockholders of record as of December 31, 2021.

On February 15, 2022, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the first quarter of 2022. The first quarter 2022 dividend and supplemental cash dividend will be payable on April 14, 2022 to common stockholders of record as of March 31, 2022.

ADDITIONAL INFORMATION

The Company issued a presentation of its fourth quarter and full year 2021 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Fourth Quarter and Full Year 2021 Earnings Presentation.” The Company also filed its Annual Report on Form 10-K for the year ended December 31, 2021 with the U.S. Securities and Exchange Commission on February 15, 2022.

CONFERENCE CALL AND WEBCAST INFORMATION

On Tuesday, February 15, 2022, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its fourth quarter and full year 2021 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 1507058 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 1, 2022 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 3956123. An archived replay will also be available through March 1, 2022 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes, the impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, the Company’s ability to pay future dividends at historical levels or at all, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K, filed with the SEC on February 15, 2022. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola Mayer
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$50,615	$74,776
Loans held for investment ($974,424 and $550,590 related to consolidated VIEs, respectively)	2,414,383	1,815,219
Current expected credit loss reserve	(23,939)	(23,604)
Loans held for investment, net of current expected credit loss reserve	2,390,444	1,791,615
Real estate owned held for sale, net	36,602	37,283
Other assets ($2,592 and $1,079 of interest receivable related to consolidated VIEs, respectively; $128,589 and $6,410 of other receivables related to consolidated VIEs, respectively)	154,177	25,823
Total assets	$2,631,838	$1,929,497
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$840,047	$755,552
Notes payable	50,358	61,837
Secured term loan	149,016	110,000
Collateralized loan obligation securitization debt (consolidated VIEs)	861,188	443,871
Secured borrowings	22,589	59,790
Due to affiliate	4,156	3,150
Dividends payable	16,674	11,124
Other liabilities ($570 and $391 of interest payable related to consolidated VIEs, respectively)	9,182	11,158
Total liabilities	1,953,210	1,456,482
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2021 and 2020 and 47,144,058 and 33,442,332 shares issued and outstanding at December 31, 2021 and 2020, respectively	465	329
Additional paid-in capital	703,950	497,803
Accumulated other comprehensive income	2,844	—
Accumulated earnings (deficit)	(28,631)	(25,117)
Total stockholders' equity	678,628	473,015
Total liabilities and stockholders' equity	$2,631,838	$1,929,497

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended December 31, 2021	For the year ended December 31, 2021
Revenue:
Interest income	$38,044	$133,631
Interest expense	(14,180)	(50,080)
Net interest margin	23,864	83,551
Revenue from real estate owned	6,247	18,518
Total revenue	30,111	102,069
Expenses:
Management and incentive fees to affiliate	3,443	12,136
Professional fees	556	2,436
General and administrative expenses	1,271	4,741
General and administrative expenses reimbursed to affiliate	703	3,016
Expenses from real estate owned	6,089	18,548
Total expenses	12,062	40,877
Provision for current expected credit losses	765	10
Income before income taxes	17,284	61,182
Income tax expense, including excise tax	130	722
Net income attributable to common stockholders	$17,154	$60,460
Earnings per common share:
Basic earnings per common share	$0.36	$1.43
Diluted earnings per common share	$0.36	$1.42
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	47,026,252	42,399,613
Diluted weighted average shares of common stock outstanding	47,312,873	42,681,505
Dividends declared per share of common stock(1)	$0.35	$1.40

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Distributable Earnings

Distributable Earnings is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company's ability to pay dividends, which is one of the principal reasons investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager (Ares Commercial Real Estate Management LLC), depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings is set forth in the table below for the three months and year ended December 31, 2021 ($ in thousands):

	For the three months ended December 31, 2021	For the year ended December 31, 2021
Net income attributable to common stockholders	$17,154	$60,460
Stock-based compensation	494	1,940
Incentive fees to affiliate	830	2,752
Depreciation of real estate owned	151	825
Provision for current expected credit losses	765	10
Distributable Earnings	$19,394	$65,987

Net income attributable to common stockholders	$0.36	$1.43
Stock-based compensation	0.01	0.05
Incentive fees to affiliate	0.02	0.06
Depreciation of real estate owned	—	0.02
Provision for current expected credit losses	0.02	—
Basic Distributable Earnings per common share	$0.41	$1.56

Net income attributable to common stockholders	$0.36	$1.42
Stock-based compensation	0.01	0.05
Incentive fees to affiliate	0.02	0.06
Depreciation of real estate owned	—	0.02
Provision for current expected credit losses	0.02	—
Diluted Distributable Earnings per common share	$0.41	$1.55